Exhibit 10(d) 52

            AGREEMENT AS TO EXPENSES AND LIABILITIES

          AGREEMENT dated as of January 28, 1997, between Entergy
Gulf States, Inc., a Texas corporation ("Entergy Gulf States"), and Entergy Gulf States Capital I, a Delaware business trust (the
"Trust").

          WHEREAS, the Trust intends to issue its Common Securities (the "Common Securities") to and receive Debentures from Entergy Gulf States and to issue its 8.75% Cumulative Quarterly Income Preferred Securities, Series A (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of January 28, 1997 as the same may be amended from time to time (the "Trust Agreement");

          WHEREAS, Entergy Gulf States will directly own all of the Common Securities and will issue the Debentures;

          NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase Entergy Gulf States hereby agrees shall benefit Entergy Gulf States and which purchase Entergy Gulf States acknowledges will be made in reliance upon the execution and delivery of this Agreement, Entergy Gulf States, including in its capacity as holder of the Common Securities, and the Trust hereby agree as follows:

                           ARTICLE I

          Section 1.01. Guarantee by Entergy Gulf States. Subject to the terms and conditions hereof, Entergy Gulf States hereby irrevocably and unconditionally guarantees the full payment, when and as due, of any and all Obligations (as hereinafter defined) to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries"). As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities the amounts due such holders pursuant to the terms of the Preferred Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

          Section 1.02. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by Entergy Gulf States and The Bank of New York, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

          Section 1.03. Waiver of Notice. Entergy Gulf States hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and Entergy Gulf States hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          Section 1.04.  No Impairment.  The obligations,
covenants, agreements and duties of Entergy Gulf States under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

          (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

          (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, Entergy Gulf States with respect to the happening of any of the foregoing.

          Section 1.05. Enforcement. A Beneficiary may enforce this Agreement directly against Entergy Gulf States and Entergy Gulf States waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against Entergy Gulf States.


                           ARTICLE II

          Section 2.01. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of Entergy Gulf States and shall inure to the benefit of the Beneficiaries.

          Section 2.02. Amendment. So long as there remains any Beneficiary or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

          Section 2.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex), to wit:

               Entergy Gulf States Capital I
               c/o Steven C. McNeal, Administrative Trustee
               639 Loyola Avenue
               New Orleans, Louisiana 70113
               Facsimile No.: (504) 576-4455

               Entergy Gulf States, Inc.
               639 Loyola Avenue
               New Orleans, Louisiana 70113
               Facsimile No.: (504) 576-4455
               Attention: Treasurer

          Section 2.04  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS
PRINCIPLES).

          Section 2.05. Limited Liability. The holders of the Preferred Securities, in their capacities as such, shall not be personally liable for any liabilities or obligations of the Trust arising out of this Agreement, and the parties hereto hereby agree that the holders of the Preferred Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.



          THIS EXPENSE AGREEMENT is executed as of the day and year first above written.

                              ENTERGY GULF STATES, INC.


                              By:  /s/ William J. Regan, Jr.
                                   ______________________________
                                   Name:  William J. Regan, Jr.
                                   Title: Vice President and Treasurer

                              ENTERGY GULF STATES CAPITAL I


                              By:  /s/ Frank Williford IV
                                   ______________________________
                                   Frank Williford IV
                                     not in his individual capacity,
                                     but solely as Administrative Trustee